Exhibit 99.1


               IN THE CIRCUIT COURT OF JACKSON COUNTY, MISSISIPPI

KEVIN M. KEAN                              )
                                           )
                            Plaintiff,     )
                                           )
             v.                            )      Case No.  CI-2001-00439 (2)
                                           )
JOHN J. "JACK" PILGER, Individually,       )
NOREEN POLLMAN, Individually,              )
ROBERT J. ALLEN, Individually, JOHN W.     )
STEINER, Individually, TIM MURPHY, D.C.,   )
Individually, DENNIS EVANS, Individually,  )
WILLIAM S. LUND, Individually,             )
BOUNCEBACKTECHNOLOGIES.COM,INC.,           )
A Minnesota corporation, CASINO RESOURCE   )
CORP., a Minnesota corporation,            )
COMPANIES X through Z and JOHN DOES 1      )
Through 3,                                 )
                                           )
                         Defendants,       )
                                           )
------------------------------------------


                                    COMPLAINT
                              (Jury Trial Demanded)

         Plaintiff, Kevin Kean brings this action against JOHN J. "JACK" PILGER, Individually, NOREEN POLLMAN, Individually, ROBERT J. ALLEN, Individually, JOHN
W. STEINER, Individually, TIM MURPHY, D.C., Individually, DENNIS EVANS, Individually, WILLIAM S. LUND, Individually, BOUNCEBACKTECHNOLOGIES.COM,INC., a Minnesota corporation, CASINO RESOURCE CORP., a Minnesota corporation, COMPANIES X through Z and JOHN DOES 1 through 3 for relief and damages under the laws of the State of Mississippi as follows:

                             Jurisdiction and Venue
                                  Jurisdiction
1. This Court has original subject matter jurisdiction over the claims in this action. The Court has personal jurisdiction over the defendants as they have done business in this state, have committed torts, in whole or in part, in this state and/or have entered into contracts in this state.



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                                      Venue

2. Venue is proper in this Court as the claims alleged in this action arose, occurred and accrued in Jackson County, Mississippi.

                                     Parties

3. The plaintiff, Kevin Kean ("Kean") is an adult resident citizen of East Baton Rouge Parish, Baton Rouge, State of Louisiana 70808.

4. Defendant, BounceBackTechnologies.com,Inc. is a Minnesota corporation whose principal place of business is in Ocean Springs, Jackson County, Mississippi. This Defendant may be served with process by and through its registered agent:
CT Corp Systems, Inc., 403 2nd Ave, South, Minneapolis, Minnesota 55401.

5. Defendant, Casino Resource Corp. is a Minnesota corporation whose principal place of business is in Ocean Springs, Jackson County, Mississippi. This Defendant may be served with process by and through its registered agent Noreen Pollman, 707 Bienville Blvd., Ocean Springs, Mississippi 39564.

6. Defendant John L. "Jack" Pilger is an adult resident citizen of Jackson County, Mississippi. This Defendant may be served with process at the following address: 303 LaSalle Court, Ocean Springs, Mississippi 39564.

7. Defendant Noreen Pollman, is an adult resident of Jackson County, Mississippi. This Defendant may be served with process at the following address:
3455 Brandon James Drive, Biloxi, Mississippi 39532.

8. Defendant, Robert J. Allen, is an adult resident of Branson, Missouri. This Defendant may be served with process at the following address: 150 Regent Drive, Branson, Missouri 65616.

9. Defendant, John W. Steiner is an adult resident of Milwaukee, Wisconsin. This Defendant may be served with process at the following address: 112 W. Ravine Baye Road, Milwaukee, Wisconsin 53217-1331.




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10. Defendants, Tim Murphy, D.C. is an adult resident of Jackson County,
Mississippi. This Defendant may be served with process at the following address:
2348 N. Country Club Lane, Biloxi, MS 39532-3200.

11. Defendant, Dennis Evans is an adult resident of Ocean Springs, Mississippi. This Defendant may be served with process at the following address: 6009 Monticella Circle, Ocean Springs, Mississippi 39564.

12. Defendant, William S. Lund, is an adult who is believed to be a non-resident of the State of Mississippi.

13. Defendant Companies A through Z are unknown to the Plaintiff at this time but are companies that participated in the wrongful acts set forth in this Complaint. Consequently, they should be held jointly and severally liable with the named Defendants for the damages rendered in this action.

14. Defendants John Does 1 through 3 are unknown to the Plaintiff at this time but are individuals that participated in the wrongful acts set forth in this Complaint. Consequently, they should be held jointly and severally liable with the named Defendants for the damages rendered in this action.

                       Facts Common To Counts I through X

15. BounceBackTechnologies.com,Inc. (together with its subsidiaries) was formerly known as Casino Resource Corporation (collectively "BBTC").

16. At all times relevant hereto, BBTC was in the business of developing/managing casinos related and unrelated entertainment ventures and providing marketing and advertising business solutions to the e-commerce industry and to consumers alike.

17. On or about December 1, 1995, the Plaintiff entered into a Consulting Agreement with BBTC.1

18. The Consulting Agreement granted the Plaintiff a contingent future interest in certain amounts and consulting fees, particularly five percent (5%) of the net revenues from a casino project commonly known to the parties as the Pokagon Project.




--------
1 A true copy of said Consulting Agreement is attached hereto as Exhibit "A" and made a part hereof as if copied in full herein.


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19. As of January 15, 1998, the Plaintiff and BBTC were involved in a lawsuit in
Harrison County, Mississippi, concerning Kean's alleged breach of a promissory note. In order to settle the action, Plaintiff and BBTC executed a Renewal Promissory Note and entered into a Settlement Agreement and Release dated
January 15, 1998. 2

20. The Settlement Agreement and Release provided, in part, that:

         Furthermore, in the event that CRC shall sell, assign or transfer its interest in the Pokagon Project, in whole or in part, to any other party, by way of sale, loan settlement, fee, or otherwise for consideration in an amount in excess of $1 million, Kean's obligation under the Renewal Note shall be fully discharged and satisfied and CRC shall mark the Renewal Note "Paid" and return it to Kean. Any satisfaction pursuant to the Paragraph shall be without any remaining redemption rights or claim to a surplus as set forth above.

21. On January 18, 2000, the Plaintiff, by and through counsel, made a written demand that BBTC return his Renewal Note marked "Paid".3 This demand was prompted by BBTC's public announcement that it had completed an agreement with Lakes Gaming in connection with the Pokagon Project that called for payment to BBTC for up to $16 million, including a $2 million cash down payment. Recognizing his Consulting Agreement was still valid and binding between the parties, Kean offered to "sell" his Consulting Agreement to BBTC in consideration for the return of his Renewal Notice marked "Paid".

22. The result of BBTC and Kean "selling" one contract for the other would allow Kean to avoid incurring a tax liability based on receiving ordinary income. Instead, Kean would incur a long-term capital gains tax liability at a tax rate much lower than the ordinary income rate. Accordingly, under such an agreement an IRS Form 1099-C would not properly issue.

23. BBTC ultimately accepted Kean's offer concerning the transfer of Kean's Consulting Agreement to BBTC in return for BBTC marking Kean's Renewal Note "Paid" and returning it to him.

24. This agreement is memorialized in a letter by BBTC's CEO, John J. Pilger on April 10, 2000 (the "April Contract"), which states, in relevant part, as follows:

         On August 31, 1999, CRC received a two million dollar loan from Lakes Gaming per the terms of the Settlement Agreement and Release relative to their dealings with the Pokagon Tribe. Therefore, we are forwarding this renewal not marked paid in full as satisfaction by BBTC (CRC) for

------------

2 True copies of said Renewal Note and Settlement Agreement and Release are attached hereto as Composite Exhibit "B" and made a part hereof as if copied in full herein.

3 A true copy of said Offer Letter is attached hereto as Exhibit "C" and made a part hereof as if copied in full herein.

         any and all agreements relating to the Consulting Agreement and the Memorandum of Understanding.4

25. Since the receipt of BBTC's April 10, 2000 letter and the Renewal Note, BBTC has not forwarded to Kean any consulting fees that would have arisen under the Consulting Agreement and has at all times publicly treated Kean's Consulting Agreement as canceled and satisfied.

26. However BBTC, through an orchestrated plan approved, consented to, ratified and executed by all named defendants, determined to and did issue the Plaintiff an amended IRS Form 1099-C entitled Cancellation of Debt effective December 31, 1999, for the amount of $1,066,630.94 evidencing BBTC's cancellation of the Plaintiff's Renewal Note.5

27. The Plaintiff has continually reminded the Defendants that his Consultant Agreement was sold to BBTC in consideration for cancellation of the Renewal Note and that BBTC's issuance of an IRS Form 1099-C was improper. The Plaintiff has, in addition demanded that the Defendants void the IRS Form 1099-C.

28. The Defendants, knowing the severe tax issues they created for the Plaintiff, have consistently and deliberately refused to withdraw the IRS Form 1099-C up to the present.

                CAUSE OF ACTION BASED ON PARAGRAPHS 1 THROUGH 33
                         Count I - Declaratory Judgment

29. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 28, inclusive.

30. Kean is entitled to a Declaratory Judgment adjudicating the following as between Kean and the Defendants:

         A. The April Contract, which took the form of the April 10, 2000 letter from BBTC to Kean, is a valid and binding contract as between Kean and BBTC;

         B. No default by Kean of the April Contract occurred and Kean committed no breach of the April Contract;

         C.       The Defendants wrongfully breached the April Contract; and



---------------
4 A true copy of said Contract is attached hereto as Exhibit "D" and made a part hereof as if copied in full herein.

5 A true copy of said IRS Form 1099-C is attached hereto as Exhibit "E" and made a part hereof as if copied in full herein.

         D. The breach by Defendants of the April Contract resulted in Kean having an improper tax liability that he would not have incurred without BBTC's wrongful issuance of the IRS Form 1099-C.

                          COUNT II - Breach of Contract

31. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 30, inclusive:

32. Alternately, in the event Kean is mistaken and his Consulting Agreement has not been cancelled, Kean's Consulting Agreement grants him a contingent future interest in certain amounts and consulting fees, particularly five percent (5%) of the net revenues from the Pokagon Project. On August 31, 1999, CRC received a two million dollar loan from Lakes Gaming per the terms of the Settlement Agreement and Release relative to their dealings with the Pokagon Tribe. BBTC has not paid Kean his 5% consulting fee.

33. The Defendants' actions constitute a breach of contract with respect to the Consulting Agreement between Kean and BBTC dated December 1, 1995. Alternately, the above and foregoing actions by Defendants constitute a breach of contract with respect to the April Contract.

34. Kean has suffered actual damages in an amount to be proven at trial but believed to be not less than $100,000.

                     COUNT III - Tortious Breach of Contract

35. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 34, inclusive.

36. The above and foregoing actions by the Defendants, with respect to the April Contract, or, alternatively, Kean's December 1, 1995 Consulting Agreement, are intentional wrongs, insults, abuses, or negligence so gross as to constitute an independent tort of tortious breach of contract for which the Defendants are liable to Kean for monetary damages in an amount to be proven at trial, but believed to be not less than $100,000.

                COUNT IV - Breach of Good Faith and Fair Dealing

37. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 36, inclusive.

38. The above and foregoing actions of the Defendants with respect to the April Contract or, alternatively, Kean's 1995 Consulting Agreement, constitute a breach of their duty of good faith and/or fair dealing implied in every contract entered in the State of Mississippi and for which the Defendants are liable to Kean for monetary damages.

                      COUNT V - Breach of Fiduciary Duties

39. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 38, inclusive.

40. The above and foregoing actions of the Defendants with respect to the April Contract and/or the December 1995 Consulting Agreement constitute a breach of their fiduciary duties for which the Defendants are liable to Kean for monetary damages.

        COUNT VI - Intentional/Negligent Misrepresentation and Omissions

41. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 40, inclusive.

42. The above and foregoing actions and representations by the Defendants with respect to Kean's Consulting Agreement and the Defendants' intent to "sell" Kean's Renewal Note for the Consulting Agreement were false, material, made knowing that Kean was ignorant of the truth and that Kean had a lack of knowledge of the statements falsity and were made by the Defendants with an intent that the representations should be acted on by Kean in a manner reasonably contemplated. Indeed, Kean was ignorant as to the falsity of the Defendants' representations, Kean relied on the truth of the Defendants' representation, had a right to rely thereon and, thus, suffered a consequent and proximate injury (tax liability) from the intentional and/or negligent misrepresentations in an amount to be proven a trial but believed not to be less than $280,000.

43. Moreover, to the extent the Defendants did not relate to Kean all the material facts surrounding his Consulting Agreement or his Renewal Note, these were omissions of material facts that constitute misrepresentation. Further, the Defendants' failure to speak amounted to suppression of material facts that should have been disclosed, and is in effect a fraud on the Plaintiff.

44. These omissions caused Kean to suffer a consequent and proximate injury (tax liability) in an amount to be proven a trial but believed to be not less than $280,000.

                         COUNT VII - Constructive Trust

45. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 44, inclusive.

46. The above-described activities not only constitute a breach of the Defendants' contractual duties owed under Kean's Consulting Agreement, they constitute fraudulent activity. Plaintiff prays that a constructive trust be placed on the assets, proceeds and/or accounts of BBTC and the other named Defendants and those involved in the wrongful retention of the moneys owed and to be owed under the Consulting Agreement to Kean until such time as the Plaintiff is made whole.

                             COUNT VIII - Conversion

47. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 46, inclusive.

48. Defendants exercised and are exercising multiple acts of intentional, unauthorized dominion and ownership over Kean's moneys and such acts were/are wholly inconsistent with the rights of the Plaintiff.

49. Accordingly, the above activities of the Defendants constitute conversion and the Defendants are liable to Kean for damages in an amount to be proven at trial but believed not to be less than $100,000.



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        COUNT IX - Intentional/Negligent Infliction of Emotional Distress

50. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 49 inclusive.

51. Defendants, by their actions, have intentionally and/or negligently inflicted emotional distress upon Kean. These were multiple acts of inflicting emotional distress that were inconsistent with the rights of the Plaintiff, the effect of which was reasonably foreseeable by the Defendants. As such, these wrongful actions, which have continued to be the present, constitute continuing torts.

52. Accordingly, the Defendants are liable to Kean for damages in an amount to be proven at trial but believed not to be less than $500,000.

                           COUNT X - Punitive Damages

53. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 52, inclusive.

54. The above and foregoing actions of the Defendants entitle Kean to punitive damages because the Defendants perpetrated willful and/or malicious wrongs against Kean and because the Defendants have displayed a gross and reckless disregard for the rights of the Plaintiff.

55. Accordingly, the Defendants are liable to Kean for damages in an amount to be awarded at trial but believed not to be less than $1,000,000.

                      Facts Common To Counts XI through XIV

56. The Defendants caused to be filed an affidavit before the Circuit Court of Jackson County, Mississippi, charging the Plaintiff with the criminal offense of unlawfully, willfully, feloniously and corruptly testifying falsely to a material matter under oath on December 8, 1999, in Jackson County, Mississippi. Plaintiff did not commit that or any other offense.

57. As a result of the execution of said affidavit and/or at the instance of the Defendants, the Plaintiff was indicted on April 12, 2001, in the Circuit Court of Jackson County, Mississippi.6

58. As a result of this indictment, the Plaintiff was arrested in the 19th Judicial District in Baton Rouge, Louisiana on May 30, 2001.

59. On May 30, 2001, the Plaintiff had issued a Fugitive Appearance Bond in the amount of $10,000.7

60. On August 17, 2001, the Jackson County, Mississippi District Attorney, Keith Miller made an Entry of Nolle Prosequi after due investigation. The Entry of Nolle Prosequi was accepted and ordered on August 17, 2001 by this Court.8

61. Defendants had no probable cause to believe that Kevin Kean had committed the offense charged, or any other offense, in that the Defendants knew that the Plaintiff had not perjured himself.

62. The individual Defendants conspired, approved, ratified, consented to and supported the wrongful institution of the malicious prosecution of Kean.

63. As a direct and proximate result of the Defendants' actions, as described above, Kevin Kean has suffered damages including, but not limed to, the following:

         a.       Damage to his good name and reputation;
         b.       Emotional and psychological trauma;
         c.       Embarrassment;
         d.       Inconvenience;
         e.       Mental pain and suffering; and
         f. Monetary damages including, but not limited to, attorneys' fees, costs and expenses.

--------------
6 A true copy of said Indictment and Warrant are attached hereto as Composite Exhibit "F" and made a part hereof as if copied in full herein.

7 A true copy of said Fugitive Appearance Bond is attached hereto as Exhibit "G: and made a part hereof as if copied in full herein.

8 A true copy of said Entry of Nolle Prosequi is attached hereto as Exhibit "H" and made a part hereof as if copied in full herein.

                        COUNT XI - Malicious Prosecution

64. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 63, inclusive.

65. Based upon the acts of the Defendants, as described above, Kevin Kean alleges that the Defendants are guilty of malicious prosecution in that:

         a. There was the institution of an original criminal judicial proceeding against the plaintiff;
         b.   Said proceeding was at the instance of the Defendants;
         c.   Said proceeding terminated in Kevin Kean's favor;
         d.   There was malice in the institution of said proceeding;
         e.   There was want of probable cause for said proceeding;
         f. The Plaintiff was arrested and imprisoned at the instance of the Defendants; and
         g.   The plaintiff suffered damages as a result of said proceeding.

66. Plaintiff alleges that he is entitled to be compensated by the Defendants for his actual damages, as described above, in the amount of $2,000.000.

       COUNT XII - Intentional/Negligent Infliction of Emotional Distress

67. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 66, inclusive.

68. Defendants, by their actions, have intentionally and/or negligently inflicted emotional distress upon Kean. These were multiple acts of inflicting emotional distress that were inconsistent with the rights of the Plaintiff and the duties of Defendants, the effects of which were reasonably foreseeable by the Defendants. As such, these wrongful actions constitute continuing torts.

69. Accordingly, the Defendants are liable to Kean for damages in an amount to be proven at trial but believed not to be less than $500,000.

                          COUNT XIII - Punitive Damages

70. Kean alleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 69, inclusive.

71. The above and foregoing actions of the Defendants entitle Kean to punitive damages because the Defendants perpetrated willful and/or malicious wrongs against Kean and because the Defendants have displayed a gross and reckless disregard for the rights of the Plaintiff.

72. Accordingly, the Defendants are liable to Kean for damages in an amount to be awarded at trial but believed not to be less than $5,000,000.

                           COUNT XIV - Fees and Costs
73. Kean realleges and incorporates by this reference each and every allegation set forth in paragraphs 1 through 72, inclusive.

74. The above and foregoing actions of the Defendants entitle Kean to recover his reasonable fees and costs as Kean has incurred and will continue to incur fees, including attorneys' fees, and costs in regard to Defendants' misconduct as described herein and the collection of the damages owed it by the Defendants.

                                     Prayer

         WHEREFORE, Kevin M. Kean respectfully requests a joint and several judgment of, from and against JOHN J "JACK" PILGER, individually, NOREEN POLLMAN, Individually,

ROBERT J. ALLEN, Individually, JOHN W. STEINER, Individually, TIM MURPHY, D.C., Individually, DENNIS EVANS, Individually, WILLIAM S. LUND, Individually, BOUNCEBACKTECHNOLOGIES.COM, INC. a Minnesota corporation, CASINO RESOURCE CORP., a Minnesota corporation, COMPANIES X through Z and JOHN DOES 1 through 3 in the following respects:

         A. For a Declaratory Judgment pursuant to Count I adjudicating the following:

                  i. The April Contract, which took the form of the April 10, 2000 letter from BBTC to Kean, is a valid and binding contract as between Kean and BBTC;

                  ii. No default by Kean of the April Contract occurred and Kean committed no breach of the April Contract;

                  iii. The Defendants wrongfully breached the April Contract; and iv. The breach by Defendants of the April Contract caused Kean to have an improper tax liability which he would not have incurred but for BBTC's issuance of the IRS Form 1099-C.

         B. For damages pursuant to Count II in an amount not less than $100,000;

         C. For damages pursuant to Count III in an amount not less than $100,000;

         D. For damages pursuant to Count IV in an amount not less than $100,000;

         E. For damages pursuant to Count V in an amount not less than $100,000;

         F. For damages pursuant to Count VI in an amount not less than $280,000;

         G.       Pursuant to Count VII, for a constructive trust;

         H. For damages pursuant to Count VIII in an amount not less than $100,000;

         I. For damages pursuant to Count IX in an amount not less than $500,000;

         J. For punitive/exemplary damages pursuant to Count X in an amount not less than $1,000,000;

         K. For damages pursuant to Count XI in an amount not less than $2,000,000;

         L. For damages pursuant to Count XII in an amount not less than $500,000.

         M. For punitive/exemplary damages pursuant to Count XIII in an amount not less than $1,000,000;

         N. For fees, including attorneys' fees, and costs pursuant to Count XIV in an amount to be set at trial;

         O. For pre-judgment interest on the principal amount of damages which will be proven at the trial of this cause; and,

         P. For post-judgment interest, costs of court and all other relief warranted under the circumstances.

Dated, this the 20th day of November, 2001.

                                            Respectfully submitted,
                                            KEVIN M. KEAN

                                            (s) ______________________________
                                            One of the Plaintiff's Attorneys

OF COUNSEL:

Roy D. Campbell, III
Mississippi Bar No. 5562
Todd I. Woods
Mississippi Bar No. 9918
ADAMS AND REESE LLP
111 East Capitol Street, Suite 350
Post Office Box 24297
Jackson, MS 39225-4297
Telephone: 601-353-3234
Facsimile: 601-355-9708

Exhibit A

                                    AGREEMENT


         This Agreement has been made this 1st day of December, 1995, between Kevin M. Kean, 6115 N. Davis Hwy. #15A, Pensacola, FL, 32504, ("Kean"), and Casino Resource Corporation, a Minnesota corporation, 1719 Beach Boulevard, Biloxi, MS 39531, ("CRC").



                                   BACKGROUND



A. KEAN is experienced in business and property acquisition and development.

B. CRC has financial resources available that it wishes to use to acquire and/or develop businesses and/or properties.

C. CRC has requested and KEAN has agreed to provide his assistance and experience in developing and/or acquiring business and/or properties


     ACCORDINGLY, for good and valuable consideration, the receipt and adequacy of which the parties acknowledge, the parties hereto, intending to be legally bound, have agreed as follows:

1.       Background. The Background statement is made a part of this Agreement.

2. Approvals. The terms and conditions of any Contract shall be subject to the approval of CRC. KEAN does not have the authority to commit CRC without its prior written approval.

3. Expenses: CRC shall reimburse KEAN for necessary and reasonable travel and related expenses incurred in the performance of this Agreement provided that such expenses have been authorized and approved by CRC and documented. Any expenses reimbursed by CRC shall not be charged against any distribution to be made to KEAN pursuant to this Agreement.

4. KEAN Compensation. CRC will pay KEAN the following within thirty (30) days after the end of each calendar month of operations:

         a) Ten percent (10%) of the net revenues recognized by CRC, as defined in paragraph (e) either directly or indirectly in any manner whatsoever, from businesses, properties, consulting fees, management fees, etc. involving federally recognized Indian Tribes, except for those outlined in 4 (b) and 4 (d), which businesses and/or properties shall include but not be limited to gaming, hospitality, entertainment, fuel, distribution, marketing, manufacturing, servicing, wholesaling, retailing and printing. This will include tribes with which CRC establishes a relationship and/or negotiations anytime between October 15, 1993 and October 15, 1995. CRC will pay KEAN for the term of any contract and any extensions thereof involving these tribes.


         b) Five percent (5%) of the net revenues recognized by CRC, as defined in paragraph (e), either directly or indirectly in any manner whatsoever, from businesses, properties, consulting fees, management fees, etc. involving the federally recognized HOH Tribe and Pokagon Band of Potawatomi Tribe, which businesses and/or properties shall include but not be limited to gaming, hospitality, entertainment, fuel, distribution, marketing, manufacturing, servicing, wholesaling, retailing, and printing. CRC will pay KEAN for the term of any contract and any extensions thereof involving these tribes.


         c) Ten percent (10%) of the net revenues recognized by CRC, as defined in paragraph (e), either directly or indirectly in any manner whatsoever, from businesses, properties, consulting fees, management fees, etc., involving but not limited to gaming, hospitality, entertainment, fuel, distribution, marketing, manufacturing, servicing, wholesaling, retailing, and printing which are introduced to CRC in writing by KEAN between October 15, 1993 and April 15, 1996, excluding any prospect which CRC has prior written response with. CRC will pay Kean for the term of any contract and extensions thereof involving these businesses and/or properties.


         d) In lieu of payment pursuant to subparagraph (a) above regarding net revenues recognized by CRC involving the Eastern Band of Cherokee Indians of North Carolina, KEAN has received from CRC fifty thousand (50,000) shares of CRC registered stock.

         e) Net revenue shall be defined as gross revenues of the businesses and/or properties minus operating expenses of those businesses and/or properties. Operating expenses of CRC will not be included in calculating net revenues of businesses and/or properties as outlined in paragraph 4 (a), (b), and
                  (c). In calculating net revenues, expenses shall not include salaries and/or compensation to the following: (1) any officer, director, or shareholder of CRC who owns more than five percent (5%) of the outstanding shares of CRC stock directly and/or indirectly (as determined by the Family Attribution Rules of Section 308 of the Internal Revenue
                  Code); (2) entities owned in whole of part by any officer, director, or shareholder of CRC who owns more than five percent (5%) of the outstanding shares of CRC stock directly and/or indirectly (as determined by the Family Attribution Rules of Section 308 of the Internal Revenue Code); (3) entities owned in whole or part by CRC; (4) entities which own the whole or part of CRC, (5) any negotiator, recruiter, or in any similar manner, to CRC or to any business and/or property subject to this paragraph 4, excluding costs incurred by CRC which arise as a result of Willard Smith's Consulting Agreement, involving the Pokagon project. In calculating net revenues, expenses shall not include any salaries and/or compensation or payments of obligations of any kind paid by the issuance or transfer of CRC Stock. Net revenues shall further include the gross proceeds received by CRC either directly or indirectly in any manner whatsoever upon the sale, assignment or transfer of any business, property, contract or fee that is subject to this paragraph 4. When computing, CRC agrees that irregardless of the audit treatment of capitalized costs associated with the stock issuances to Monarch, the following computation will be utilized for the sake of this agreement. Amortization expense will reflect an allocation of the acquisition costs of the Pokagon Project, which is based on $2.00 per share times 2 million shares granted to Monarch, with a cap of $4.0 million. Therefore, CRC agrees for the purpose of this Agreement to reflect no more than $800,000.00 per year for the five (5) year term. This is a special consideration to KEAN for the early exercise of Warrants.

1. So as a further clarification, the purchase price of the Pokagon opportunity will be $4.0 million.

2.       Bud Smith's Consulting Contract will be an expense to Harrah's
         Contract.

3.       Jim Barnes and Kevin Kean's fees will not be an expense to Harrah's
         Contract.

4.       No CRC's corporate allocation will be expensed to Harrah's Contract.

5. Kevin Kean's approximate $79,000.00 advance under this or previous consulting agreements shall be paid back under this Agreement.

5. Stock Options. KEAN may receive stock option in CRC as determined by the CRC Compensation Committee.

6. Books of Account. KEAN shall have access to the daily operations of any business and/or property to which KEAN claims CRC is obligated to pay KEAN a fee. KEAN shall have the right to inspect, examine, and copy all such books and supporting business records during normal business hours. Such rights may be exercised through an agent, employee, attorney, or independent accounting acting on behalf of KEAN.

7. Title and Position. CRC shall appoint KEAN as Executive Consultant from the date of this Agreement through April 15, 1996. Nothing contained in this Agreement shall be construed as requiring KEAN to deal exclusively with CRC regarding business and property acquisition and development opportunities other than those CRC approves or pays expenses for.

8. Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail, addressed to a party at the address set forth in the introductory paragraph, or to such other address as a party may hereafter designate by notice.

9. Amendment. This Agreement may be altered or amended only by a writing signed by all parties.

10. Entire Agreement. This Agreement states the entire agreement of the parties, merges all prior negotiations, agreements and understandings, and states in full as representations and warranties which have induced this Agreement.

11. Parties in Interest. This Agreement shall be binding upon and, unless otherwise limited herein, the benefits and obligations provided for herein shall inure to the parties hereto and their respective heirs, legal representatives, successors, assigns and transferees, as the case may be, subject only to license ability of those respective heirs, legal representatives, successors, assigns and transferees. If those persons are not licensable the Company has the right to purchase that interest based on the following formula: The annual payment to KEAN times the remaining years left on the contract or any fraction thereof payable over five (5) years at zero percent interest. If the contract were extended, an additional fee would be paid as above as additional consideration and that fee would be amortized over the amount of years that the contract was extended at zero percent interest.

12. Enforceability. If any provision herein shall be deemed or declared unenforceable, invalid or void, the same shall not impair any of the other provisions contained herein which shall be enforced in accordance with their respective terms.

13. Waiver of Breach. The waiver by any party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

14. Headings. The headings used in this Agreement are for convenience of reference only and do not form a part hereof and in no way interpret or construe the terms of this Agreement.

15. Assignment. KEAN and CRC shall be free to assign their rights and obligations under this Agreement to third parties only if those parties are licensable under the gaming jurisdictions in which the Company operates and their suitability must be determined prior to any transfer. The person or entity wishing to transfer shall pay for any suitability tests. Who shall be bound thereby without the need for prior approval of the other party.

16. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Nebraska.

17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

18.      Termination.  CRC may terminate KEAN'S Agreement in the event:

         a. KEAN is convicted of a felony or gaming offense prohibited by any gaming authority; or

         b. Any gaming authority requires CRC to terminate its relationship with KEAN; or

         c. KEAN cannot be licensed or approved at any point in the licensing or approval process, and such license or approval is strictly necessary to allow KEAN's continued involvement with the specific enterprise; provided, however, that KEAN shall be allowed a reasonable time to cure or correct the reason for denial prior to any termination by CRC pursuant to this subparagraph 18(c).

         "Gaming Authority" shall mean the governmental authority regulating any for of gaming that has jurisdiction over CRC or its subsidiaries.

19. Interchangeability of Words. Words and pronouns shall be interchangeable with respect to gender, and shall be singular or plural, as the context requires.

20. Custom and Usage. No course of performance or any course of dealing or usage of trade shall vary the express terms hereof.

21. Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement. All statements contained in any certificate, instrument or other writing delivered by or on behalf of any party pursuant hereto or in connection with or in contemplation of the transactions herein shall constitute representations and warranties by such party hereunder.

22.      Authorization. John J. Pilger, as CEO and CRC hereby warrant that John
         J. Pilger has full and absolute authority to execute this Agreement in every particular on behalf of CRC and bind CRC thereby.

23. Arbitration. If at any time during the term of this Agreement, any dispute, difference, or disagreement shall arise upon or in respect of the Agreement, and the meaning and construction hereof, every such dispute, difference, and disagreement shall referred to a single arbitrator agreed upon by the parties, or if no single arbitrator can be agreed upon, an arbitrator shall be selected in accordance with the rules of the American Arbitration Association and such dispute, difference, or disagreement shall be settled by arbitration in accordance with the then prevailing commercial rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered any court having jurisdiction thereof.

24. Attorney's fees. In the event an arbitration, suit or action is brought by any party under this Agreement to enforce any of its terms, or any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorney's fees to be fixed by the arbitrator, trial court, and/or Appellate Court.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date set forth below.


                           CASINO RESOURCE CORPORATION


(s) Kevin M. Kean                           (s) John J. Pilger
-----------------                           ------------------
Kevin M. Kean                               John J. Pilger

                                                                       Exhibit B

                                 PROMISSORY NOTE

$1,196,884.88                                        Ocean Springs, Mississippi
                                                               January 15, 1998
Maker:  Kevin M. Kean

                  FOR VALUE RECEIVED, the Maker promises to pay to the order of CASINO RESOURCE CORPORATION ("CRC"), at its office in Ocean Springs, Mississippi, or at such other place as any present or future holder of this Note may designate from time to time, the principal amount of $1,196,884.88, plus interest thereon from the date of this Note until this Note is fully paid, computed on the basis of the actual number of days elapsed and a 365-day year.

Interest:      The interest rate under this Note is a fixed rate of 7.00% per
--------       annum.

Payments:      The Maker shall make the following payments of principal and
--------       interest under this Note:

               The unpaid balance of principal and accrued interest under this Note shall be due and payable in full on January 15, 2001.

Prepayments:   The Maker shall have no right to prepay any amount under this
-----------    Note without the prior written consent of the holder of this note.

Other Provisions:
----------------

               This Note is an amendment, extension, renewal or replacement of the Maker's $1,232,000.00 Promissory Note to CRC dated October 1, 1996, and such previous Promissory Note is hereby terminated.

               At the option of the holder of this Note, any payment under this Note may be applied first to the payment of charges, fees and expenses (other than principal and interest) under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payment of principal under this Note. The Maker represents, warrants, certifies to CRC and agrees that all advances under this Note shall be used solely for business purposes.

               The occurrence of any of the following events shall constitute an Event of Default under this Note:

i. Any breach or default in the payment or performance of this Note, or the Maker's Security Agreement dated the date hereof in favor of CRC, or the Maker fails to deliver to CRC 220,000 shares of CRC common stock in accordance with the second sentence of paragraph 1 of the Settlement Agreement and Release dated January 15, 1998 between CRC and the Maker, or

ii.      the insolvency or death of the Maker; or

iii. any appointment of a receiver, trustee or similar officer of any property of the Maker; or

iv.      any assignment for the benefit of creditors of the Maker; or

v. any commencement of any proceeding under any bankruptcy, insolvency, receivership, dissolution, liquidation or similar law by or against the Maker; or

vi. the Maker takes any action to revoke or terminate any agreement, liability or security in favor of the holder of this Note; or

vii. the entry of any judgment or other order for the payment of money in the amount of $25,000.00 or more against the Maker; or

viii. the issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of the Maker; or

ix.      the attachment of any tax lien to any property of the Maker; or

x. any statement representation or warranty made by the Maker (or any representative of the Maker) to the holder of this Note at any time shall be incorrect or misleading in any material respect when made.



         Upon the commencement of any proceeding under any bankruptcy law by or against the Maker, the unpaid principal balance of this Note plus accrued interest and all other charges, fees and expenses under this Note shall automatically become immediately due and payable in full, without any declaration, presentment, demand, protest, or other notice of any kind. Upon the occurrence of any other Event of Default and at any time thereafter, the then holder of this Note may, at its option, declare this Note to be immediately due and payable in full and thereupon the unpaid principal balance of this Note plus accrued interest and all other charges, fees and expenses under this Note shall immediately become due and payable in full, without any presentment, demand, protest or other notice of any kind.

         The Maker: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide the holder of this Note from time to time with the Maker's financial statements and such other information respecting the financial condition, business and property of the Maker as the holder of this Note may request, in form and substance acceptable to the holder of this Note, (iii) agrees that when or at any time after this Note becomes due the holder of this Note, without notice, may offset or charge the full amount owing on this Note against any amount then owing by the holder of this Note to the Maker, whether or not then due; (iv) agrees to pay on demand all fees, costs and expenses of the holder of this Note in connection with this Note and any transactions and matters relating to the Note, including but not limited to reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (v) consents to the personal jurisdiction of the state and federal courts located in the State of Mississippi in connection with any controversy related in any way to this Note or any transaction or matter relating to this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Maker against CRC or any other holder of this Note relating in any way to this Note or any transaction or matter relating to this Note, shall be venued in either the Circuit Court of Jackson or Harrison County, Mississippi, or the United States District Court, Southern District of Mississippi. Interest on any amount under this Note shall continue to accrue, at the option of the holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.

         No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Note shall be cumulative and may be exercised singly, concurrently or successively. All references in this Note to the holder of this Note shall mean CRC and any and all other present and future holders of this Note. This Note shall bind the Maker and the heirs, representatives, successors and assigns of the Maker. This Note shall benefit the holder of this Note and its successors and assigns. This Note shall be governed by and construed in accordance with the internal laws of the State of Mississippi (excluding conflict of law rules).



         THIS MAKER REPRESENTS AND WARRANTS TO CRC AND AGREES THAT THE MAKER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE.



Address of Maker:                                    MAKER:



2644 East Lakeshore Drive                            (s) Kevin M. Kean
                                                     -----------------
Baton Rouge, LA  70808                               Kevin M. Kean
Telephone:  601-388-9118


Casino Resource Corporation agrees to this Promissory Note.

                        SETTLEMENT AGREEMENT AND RELEASE


         This Settlement Agreement and Release ("Agreement") is entered into by and between Casino Resource Corporation ("CRC") and Kevin M. Kean ("Kean") as of this 15th day of January, 1998, as follows:

         WHEREAS, Kean is the beneficial owner of 1,480,944 shares of common stock of CRC;
         WHEREAS, CRC and Kean have entered into a Cherokee Dispute and Warrant Purchase Agreement whereby Kean delivered two Promissory Notes in the aggregate amount of $1.5 million which were reduced to an outstanding, unpaid principal balance of only $1,232,000;
         WHEREAS, Kean subsequently executed and delivered to CRC a renewal Promissory Note ("Note") in the principal amount of $1,232,000 dated as of October 1, 1996;
         WHEREAS, in order to support repayment of the Note, Kean provided CRC with an unrestricted pledge of 150,000 shares of CRC common stock;
         WHEREAS, Kean has also made a pledge of at least some of his CRC stock to Hibernia National Bank of Baton Rouge, Louisiana;
         WHEREAS, Kean is in default of the Note and currently owes CRC the principal amount of $1.232 million, plus interest;
         WHEREAS, in order to enforce collection of the Note, CRC has duly provided Kean with notice of a private foreclosure sale of the 150,000 shares of CRC common stock pledged in support of that obligation and has also commenced an action entitled Casino Resource Corporation v. Kean which is venued in the

Circuit Court of Harrison County, Mississippi, and identified by Court File No. A24002-9E-00002 ("the Litigation");
         WHEREAS, Kean claims to have several defenses to CRC's effort to collect the Note and claims against CRC and/or its officers or directors which defenses and claims would be asserted in the Litigation;
         WHEREAS, Kean has a contingent future interest in certain amounts and consulting fees, particularly five percent (5%) of the net revenues from the Pokagon Project, pursuant to the certain Agreement with CRC dated as of December 1, 1995 (called, "Consulting Agreement"); and
         WHEREAS, the undersigned parties which to enter into this Agreement in order to conclusively resolve all of the disputes and controversies between them and to avoid the further time and expense of any further legal proceedings or litigation, including attorney's fees.
         NOW, THEREFORE, in consideration of the foregoing promises and all of the terms and conditions hereinafter set forth, the undersigned parties hereby stipulate and agree as follows:

1. Kean hereby unconditionally transfers and assigns to CRC full ownership of the150,000 shares of CRC common stock pledged to CRC in support of payment of the Note. As soon as practicable after the execution of this Agreement, but in no event more than seven (7) business days from the execution of this Agreement, Kean shall also deliver and transfer to CRC full ownership of an additional 220,000 shares of CRC common stock to which he holds clear and unrestricted title. Upon transfer of the aforementioned 150,000 shares of CRC common stock and delivery of the aforementioned 220,000 shares of CRC common stock, CRC will process a credit against the outstanding balance of the Note (or the Renewal Note attached as Exhibit B, as the case may be) for each share at the market price of the stock (i.e., the closing bid price as quoted by NASDAQ) on the date on which the transfer and delivery of each such share of stock is effected.

2. Upon the execution of this Agreement, Kean shall provide John J. Pilger with an unconditional and irrevocable proxy to vote all of the shares of CRC common stock in which he holds a beneficial interest in the form attached and hereby incorporated by reference as Exhibit A. Kean shall also notify any party or parties as necessary to enable Mr. Pilger to exercise the proxy as of the date of this Agreement. Such proxy is subject only to any valid, prior security interest in favor of Hibernia National Bank and associated rights to vote the stock, if any. Kean further covenants and agrees that he shall not, directly or indirectly, take any action whatsoever to direct or influence in any manner Hibernia National Bank's exercises of any proxy rights; and any violations of this covenant shall constitute a material breach of this Agreement and an Event of Default under the Renewal Note and Security Agreement attached as Exhibits B and C. It is further understood and agreed that should Kean attempt to directly or indirectly vote any of the stock encompassed by this Agreement, such stock shall be subject to all of the first prior proxy rights granted to Mr. Pilger.

3. Kean hereby expressly confirms and warrants that he has clear and unrestricted title to 150,000 shares of CRC common stock pledged in support of the Note and that he will have at the time of transfer and delivery to CRC clear and unrestricted title to the balance of 220,000 shares of CRC common stock referenced in the foregoing Paragraph No. 1, above; that he has, or will have at the time of transfer, full rights and power to deliver and transfer clear and unrestricted title to said stock in connection with the execution and consummation of this Agreement; and that such stock is not directly or indirectly encumbered in any way by any right or claim nor any tax lien or security interest or lien (except in favor of CRC) including, but not limited to, any such interest, lien, right or claim in favor of Hibernia National Bank and/or the Internal Revenue Service and/or the State of Louisiana. The obligation of this provision may be satisfied by timely delivery of 220,000 unrestricted shares of CRC stock from a third party which Kean shall cause to be delivered in conformity with all of the warranties of clear title of this provision. Kean hereby further expressly confirms and warrants that he has full rights and power to provide the proxy of the balance of the shares of CRC stock in which he holds a beneficial interest, subject only to any valid interest of Hibernia National Bank as set forth in the foregoing Paragraph No. 2, above.

4. Upon the execution of this Agreement, the Note shall be replaced with Kean's execution and delivery to CRC of a Renewal Note for the full remaining balance of his unpaid obligation in the form attached and hereby incorporated by reference as Exhibit B. Payment of the Renewal Note shall be secured by a perfected security interest constituting a first lien on all of Kean's right, title, and interest in the Consulting Agreement which shall be evidenced by a Security Agreement in the form attached and hereby incorporated by reference as Exhibit C. It is further expressly understood and agreed that CRC may at any time and for any reason, upon five days' written note, whether or not an Event of Default under the Renewal Note or the Security Agreement has occurred, exercise the option in its sole discretion to acquire and accept all of Kean's right, title and interest in the Consulting Agreement including, without limitation, the then existing and thereafter arising rights to any amounts under Paragraph 4(b) of the Consulting Agreement, in full satisfaction of the Renewal Note by returning the renewal Note to Kean marked "Paid", whereupon all of Kean's rights, title, and interest to any then existing and thereafter arising rights to any amounts under the Consulting Agreement shall be immediately, completely, unconditionally, and irrevocably terminated and released without any remaining redemption rights or claim to any surplus relating thereto under the Consulting Agreement. It is further agreed that upon the earlier of a) NIGC approval (or equivalent regulatory approval by any successor agency or regulatory authority) of the Pokagon Project with CRC, a CRC affiliated manager, or a company with which CRC has a contractual relationship relating to the management of that Project or b) commencement of gaming activities in connection with the Pokagon Project by CRC, a CRC affiliated manager, or a company with which CRC has a contractual relationship relating to the management of that Project, Kean shall have the right to demand that CRC acquire and accept the collateral in full satisfaction of the Renewal Note and upon such demand CRC shall be obligated to require and accept such collateral in full satisfaction of the Renewal Note, shall mark the Renewal Note "Paid" and return it to Kean. Furthermore, in the event that CRC shall sell, assign or transfer its interest in the Pokagon Project, in whole or in part, to any other party, by way of sale, loan, settlement, fee, or otherwise for consideration in an amount in excess of $1 million, Kean's obligation under the Renewal Note shall be fully discharged and satisfied and CRC shall mark the

         Renewal Note "Paid' and return it to Kean. Any satisfaction pursuant to this Paragraph shall be without any remaining redemption rights or claim to a surplus as set forth above.

5. Upon request, Kean further covenants and agrees to execute and promptly deliver any such additional agreements and documents that may reasonably be required to complete and effectuate the terms of this Agreement.

6. Kean shall be solely responsible for any state or federal income taxes due by Kean as a result of the operation and performance of any provisions of this Agreement including, without limitation, the delivery and transfer of the CRC common stock in partial satisfaction of the Note and/or the satisfaction of the Renewal Note pursuant to the acquisition and cancellation of the Consulting Agreement.

7. Kean, on behalf of himself and all of his assigns, successors, heirs, and personal representatives hereby unconditionally remisses, releases and forever discharges CRC and all of its affiliated or related entities and all of their respective predecessors, successors, assigns, insurers, officers, directors, agents, representatives, attorneys and current and former employees from any and all claims, demands, damages, rights, or causes of action of any kind, at law or in equity, whether fixed or contingent, liquidated or unliquidated, known or unknown, which Kean (or any claiming through or under Kean) ever had, now has or may have as of the date of this Agreement provided, however, that nothing herein shall be deemed in any manner to extinguish any future rights under the Consulting Agreement or to preclude Kean from taking legal action to enforce the terms and conditions of this Agreement or any of its Exhibits.

8. Subject to the warranties and covenants set forth in this Agreement, CRC hereby unconditionally remises and forever releases Kean from any and all claims, demands, damages, rights or causes of action of any kind, at law or in equity, whether fixed or contingent, liquidated or unliquidated, known or unknown, which CRC ever had, has or may have up to and including the date of this Agreement provided, however, that nothing in this provision shall be deemed in any manner to release Kean, or extinguish any future rights, under the Consulting Agreement, this Agreement or any of the agreements set forth in the attached Exhibits or to preclude CRC from enforcing all of its rights pursuant to the terms and conditions of the Consulting Agreement, this Agreement or any of the agreements set forth in the attached Exhibits nor extinguish any preexisting proxy rights in any shares of CRC common stock beneficially owned by Kean, all of which are expressly reserved.

9. Upon the full execution of this Agreement, together with all Exhibits, and the delivery and transfer to CRC of all of the 370,000 shares of CRC common stock referenced in the foregoing Paragraph No. 1, above, CRC shall forthwith execute and file a Notice of Voluntary Dismissal without Prejudice of the Litigation. However, should Kean fail to deliver the balance of the 220,000 shares of CRC stock pursuant to Paragraph No. 1, the transfer of the 150,000 shares of CRC stock and the delivery of the proxy shall remain in full force and effect, but, at the option of CRC, the balance of this Agreement shall be rescinded and CRC shall be free to continue to pursue the Litigation.

10. The undersigned parties hereby expressly represent and warrant by signing below that there has been no assignment of any right, claim or cause of action encompassed by this Agreement to any individual, corporation or other legal entity whatsoever; that they have read this Agreement and consulted with legal counsel of their choice, where necessary; that this Agreement has been signed freely, without any representation, promise or inducement not expressed herein, or the exertion of influence by any party upon any other party; that each of the undersigned parties understands all of the terms and conditions of this Agreement; and that they agree to be bound to an by this Agreement in all respects.

11. Time is of the essence in the performance of this Agreement. The undersigned parties hereby expressly agree that this Agreement constitutes the complete and entire Settlement Agreement and Release between and among the parties. This Agreement may not be changed orally, and no change, addition, deletion or any other modification, oral or written, of this Agreement shall be binding unless and until each party to this Agreement executes a written amendment.

12. This Agreement shall be governed by and construed according to the substantive provisions of Mississippi law (excluding conflicts of law rules). The undersigned parties expressly consent to the exclusive jurisdiction of the Circuit Courts of Jackson or Harrison County, Mississippi, or the United States District Court, Southern District of Mississippi, for any action relating to the construction of this Agreement and the determination of any and all controversies arising from this Agreement.

13. If any provision of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect any other provision which can be given effect, and this Agreement shall be construed and applied as if the unlawful or unenforceable provision had never been contained herein.

14. This Agreement shall be binding upon, and the benefits and obligations provided for herein shall inure to the parties hereto and all of their respective heirs, legal representatives, successors, assigns, and transferees.

15. This Agreement shall have no effect whatsoever unless and until it is fully executed by all parties.

16. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument. A signature transmitted by telecopier or other equivalent facsimile shall be deemed an original provided, however, that the parties shall promptly exchange originals as soon as possible upon the full execution of this Agreement.

                                                 (s) Kevin M. Kean
                                                 -----------------
                                                 Kevin M. Kean

                                                 CASINO RESOURCE CORPORATION

                                                 By: (s) John J. Pilger
                                                     --------------------
                                                 Its: CEO

Exhibit C

                          DICECCO, FANT & BURMAN, L.L.P
                   A PARTNERSHIP OF PROFESSIONAL CORPORATIONS
                         ATTORNEYS AND COUNSELORS AT LAW

                             301 INTERNATIONAL TOWER
                        1900 WEST LOOP SOUTH, SUITE 1100
                              HOUSTON, TEXAS 77027
Darryl M. Burman                                                 (713) 961-3366
Dburman@dfblaw.com                                           Fax (713) 961-3938
------------------


                                January 18, 2000



Certified Mail No. P 066 832 101
Return Receipt Requested



Mr. John J. Pilger
Casino Resource Corporation
707 Bienville Boulevard
Ocean Springs, MS  39564

         Re:      Promissory Note Executed by Kevin M. Kean (the "Note")

Dear Mr. Pilger:
         This firm represents Kevin M. Kean in connection with several of his business maters. In this regard, we have recently been contacted by Mr. Kean to advise him in connection with the fulfillment of certain terms and conditions in respect to that certain agreement entered into between Mr. Kean and Casino Resource Corp. ("CRC") on or about January 15, 1998 (the "Settlement Agreement").

         Mr. Kean has learned that CRC entered into an agreement with Lakes Gaming, Inc., which, under the terms of the Settlement Agreement, would require the Renewal Note to be marked "Canceled" and returned to Mr. Kean. However, under the terms of the Settlement Agreement, Mr. Kean still has a Consulting Agreement with CRC which entitles him to receive five percent (5%) of the net revenues from the Pokagon Project.

         Mr. Kean proposes to "sell" the Consulting Agreement to CRC in consideration of the return of his Renewal Note marked "Paid". If CRC elects to purchase Mr. Kean's Consulting Agreement, please return the Note marked "Paid", and upon receipt, Mr. Kean will return the Consulting Agreement marked "Canceled". If CRC elects not to accept the Consulting Agreement as consideration for return of the Note, then as is currently required under the then Settlement Agreement, please return the Note to Mr. Kean marked "Paid", along with his first installment of net revenues he is entitled to receive under the Consulting Agreement.

Mr. John J. Pilger
January 18, 2000
Page Two



         Please feel free to contact me should you have any questions or comments regarding the contents of this letter or the subject matter involved.

                                                  Very truly yours,



                                                  Darryl M. Burman

DMB/rjb

cc:      Mr. Kevin Kean
         Mr. William Potter

Exhibit D

BOUNCE
BACK
TECHNOLOIGES
-------------------------------------------------------------------------------
707 Bienville Blvd.                                          Ph. 228-872-5558
Ocean Springs, MS  39564                                     Fax 228-872-4456



April 10, 2000



Kevin Kean
2644 East Lakeshore Drive
Baton Rouge, LA  70808

Dear Kevin Kean:

You, Kevin Kean, and Casino Resource Corporation entered into a Settlement Agreement and Release January 15, 1998. The terms of that agreement, page 6, section 4, state:

         "Furthermore, in the event that CRC shall sell, assign or transfer its interest in the Pokagon Project, in whole or in part, to any other party, by way of sale, loan, settlement, fee or otherwise for consideration, in an amount in excess of one million dollars, Kean's obligation under the renewal note shall be fully discharged and satisfied and CRC shall mark the renewal note "paid" and return it to Kean."

On August 31, 1999, CRC received a two million dollar loan from Lakes Gaming per the terms of the Settlement Agreement and Release relative to their dealings with the Pokagon Tribe. Therefore, we are forwarding this renewal note marked paid in full as satisfaction by BBTC (CRC) for any and all agreements relating to the Consulting Agreement and the Memorandum of Understanding.

Note, however, the provisions of the Settlement Agreement pertaining to that certain Irrevocable Proxy (the "Irrevocable Proxy") from Kean to John J. Pilger dated January 15, 1998 pertaining to 1,330,944 shares of the Company's stock remain in full force and effect.

Yours Truly,



Jack Pilger
Chief Executive Officer

                   [THIS NOTE IS MARKED PAID ACROSS THE TEXT]

                                 PROMISSORY NOTE

$1,196,884.88                                        Ocean Springs, Mississippi
                                                               January 15, 1998
Maker:  Kevin M. Kean


                  FOR VALUE RECEIVED, the Maker promises to pay to the order of CASINO RESOURCE CORPORATION ("CRC"), at its office in Ocean Springs, Mississippi, or at such other place as any present or future holder of this Note may designate from time to time, the principal amount of $1,196,884.88, plus interest thereon from the date of this Note until this Note is fully paid, computed on the basis of the actual number of days elapsed and a 365-day year.

Interest:      The interest rate under this Note is a fixed rate of 7.00% per annum.

Payments:      The Maker shall make the following payments of principal and interest under this Note:

               The unpaid balance of principal and accrued interest under this Note shall be due and payable in full on January 15, 2001.

Prepayments:   The Maker shall have no right to prepay any amount under this
               Note without the prior written consent of the holder of this note.

Other Provisions:

               This Note is an amendment, extension, renewal or replacement of the Maker's $1,232,000.00 Promissory Note to CRC dated October 1, 1996, and such previous Promissory Note is hereby terminated.

               At the option of the holder of this Note, any payment under this Note may be applied first to the payment of charges, fees and expenses (other than principal and interest) under this Note and any other agreement or writing in connection with this Note, second to the payment of interest accrued through the date of payment, and third to the payment of principal under this Note. The Maker represents, warrants, certifies to CRC and agrees that all advances under this Note shall be used solely for business purposes.

               The occurrence of any of the following events shall constitute an Event of Default under this Note:

i. any breach or default in the payment or performance of this Note, or the Maker's Security Agreement dated the date hereof in favor of CRC, or the Maker fails to deliver to CRC 220,000 shares of CRC common stock in accordance with the second sentence of paragraph 1 of the Settlement Agreement and Release dated January 15, 1998 between CRC and the Maker, orthe insolvency or death of the Maker; or

ii. any appointment of a receiver, trustee or similar officer of any property of the Maker; or

iii.     any assignment for the benefit of creditors of the Maker; or

iv. any commencement of any proceeding under any bankruptcy, insolvency, receivership, dissolution, liquidation or similar law by or against the Maker; or

v. the Maker takes any action to revoke or terminate any agreement, liability or security in favor of the holder of this Note; or

vi. the entry of any judgment or other order for the payment of money in the amount of $25,000.00 or more against the Maker; or

vii. the issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of the Maker; or

viii.    the attachment of any tax lien to any property of the Maker; or

ix. any statement representation or warranty made by the Maker (or any representative of the Maker) to the holder of this Note at any time shall be incorrect or misleading in any material respect when made.



         Upon the commencement of any proceeding under any bankruptcy law by or against the Maker, the unpaid principal balance of the Note plus accrued interest and all other charges, fees and expenses under this Note shall automatically become immediately due and payable in full, without any declaration, presentment, demand, protest, or other notice of any kind. Upon the occurrence of any other Event of Default and at any time thereafter, the holder of this Note may, at its option, declare this Note to be immediately due and payable in full and thereupon the unpaid principal balance of this Note plus accrued interest and all other charges, fees and expenses under this Note shall immediately become due and payable in full, without any presentment, demand, protest or other notice of any kind.



         The Maker: (i) waives demand, presentment, protest, notice of protest, notice of dishonor and notice of nonpayment of this Note; (ii) agrees to promptly provide the holder of this Note from time to time with the Maker's financial statements and such other information respecting the financial condition, business and property of the Maker as the holder of this Note may request, in form and substance acceptable to the holder of this Note, (iii) agrees that when or at any time after this Note becomes due the holder of this Note, without notice, may offset or charge the full amount owing on this Note against any amount then owing by the holder of this Note to the Maker, whether nor not then due; (iv) agrees to pay on demand all fees, costs and expenses of the holder of this Note in connection with this Note and any transaction and matters relating to the Note, including but not limited to reasonable attorneys' fees and legal expenses, plus interest on such amounts at the rate set forth in this Note; and (v) consents to the personal jurisdiction of the state and federal courts located in the State of Mississippi in connection with any controversy related in any way to this Note or any transaction or matter relating to this Note, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Maker against CRC or any other holder of this Note relating in any way to this Note or any transaction or matter relating to this Note, shall be venued in either the Circuit Court of Jackson or Harrison County, Mississippi, or the United States District Court, Southern District of Mississippi. Interest on any amount under this Note shall continue to accrue, at the option of the holder of this Note, until such holder receives final payment of such amount in collected funds in form and substance acceptable to such holder.



         No waiver of any right or remedy under this Note shall be valid unless in writing executed by the holder of this Note, and any such waiver shall be effective only in the specific instance and for the specific purpose given. All rights and remedies of the holder of this Note shall be cumulative and may be exercised singly, concurrently or successively. All references in this Note to the holder of this Note shall mean CRC and any and all other present and future holders of this Note. This Note shall bind the Maker and the heirs, representatives, successors and assigns of the Maker. This Note shall benefit the holder of this Note and its successors and assigns. This Note shall be governed by and construed in accordance with the internal laws of the State of Mississippi (excluding conflict of law rules).



         THIS MAKER REPRESENTS AND WARRANTS TO CRC AND AGREES THAT THE MAKER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE.



Address of Maker:                   MAKER:



2644 East Lakeshore Drive                            (s) Kevin M. Kean
                                                     -----------------
Baton Rouge, LA  70808                               Kevin M. Kean
Telephone:  601-388-9118


Casino Resource Corporation agrees to this Promissory Note.


Executed as of the date first above written.

                                    CASINO RESOURCE CORPORATION

                                    By: (s) John J. Pilger
                                        -------------------
                                    Title

                                                                       EXHIBIT E

Description: 1999 IRS Form 1099-C Debtor's Name: Kevin M. Kean

"Due to the limitations of Edgarization, this exhibit could not be presented. This document is a matter of court records and copies can be obtained from the courts or BounceBackTechnologies.com,Inc."

                                                                       Exhibit F

                                                             FILED, RECORDED

                                                             APRIL 18, 2001


INDICTMENT

Perjury
Section 97-9-59,Miss,Code of 1972

                                                      CAUSE NO. 2001-10,259 (1)
STATE OF MISSISSIPPI
                  CIRCUIT COURT, OCTOBER 2000 TERM, RECALLED FEBRUARY 21, 2001

COUNTY OF JACKSON

The GRAND JURORS of the State of Mississippi, taken from the body of the good and lawful citizens of Jackson County, duly elected, impaneled, sworn and charged to inquire in and for the said State, County and District, at the Term of Court aforesaid, in the name and by the authority of the State of Mississippi, upon their oaths present: That

KEVIN KEAN  (01-0443 At Large)

In Jackson County, Mississippi, on or about NOVEMBER 15, 2000, did unlawfully, willfully, feloniously and corruptly testify falsely to a materiel matter under oath legally administered in a case pending in East Baton Rouge Parish, Louisiana by testifying on December 8, 1999 in the law officers of Colingo, Williams, Heidelberg, Steinberger and McElhaney in Jackson County, Mississippi, that Jack Pilger urged Kevin Kean to change his sworn testimony of December 8, 1999 given in deposition which was unfavorable, to favorable testimony which would benefit Jack Pilger in exchange for favorable testimony, Jack Pilger would recall and not send a U.S. Department of Internal Revenue Form 1099, in the amount of $1,066,630.94 which was objectionable to Kevin Kean, contrary to the form of the statue in such cases made and provided, and against the peace and dignity of the State of Mississippi.

A TRUE BILL

(s) Keith Miller,                               (s) Mack Hamilton
------------------                              -----------------
District Attorney                               Foreperson of the Grand Jury

                                    AFFIDAVIT

         Comes Now the undersigned Foreperson of the Grand Jury and makes oath that this indictment presented to this Court was concurred in by twelve (12) or more members of the Grand Jury and that at least fifteen (15) members of the Grand Jury were present during all deliberations.

                                                (s) Mack Hamilton
                                                -----------------
                                                Foreperson of the Grand Jury

         Sworn to and subscribed before me this, the 12th day of April, 2001.

                                                By: ______________
                                                Deputy Clerk

JOE W. MARTIN, JR.
CIRCUIT CLERK                   [     2001-10, 259 (1)  ]
JACKSON COUNTY, MS
MY COMMISISON EXPIRES
JANUARY 4, 2004

                                                                       EXHIBIT G

Appearance Bond

Defendant: Kevin Michael Kean

Charges: Fugitive of Jackson County, Mississippi


"Due to the limitations of Edgarization, this exhibit could not be presented. This document is a matter of court records and copies can be obtained from the courts or BounceBackTechnologies.com,Inc."

                                                                     Exhibit H




               IN THE CIRCUIT COURT OF JACKSON COUNTY, MISSISSIPPI

STATE OF MISSISSIPPI
     PLAINTIFF

VERSUS                                            CAUSE NO. 01-10,259 (1)

KEVIN KEAN
     DEFENDANT


                             ENTRY OF NOLLE PROSEQUI


         COMES NOW, Keith Miller, District Attorney, in and for the Nineteenth Circuit Court District of Mississippi, and makes Entry of Nolle Prosequi as to the above referenced styled and numbered cause as after thorough investigation, it appears that justice would be served without criminal prosecution.

         RESPECTFULLY SUBMITTED, this the 17th day of August 2001.

                                    STATE PF MISSISSIPPI

                                    By: (s) Keith Miller
                                    DISTRICT ATTORNEY'S OFFICE


NOLLE PROSEQUI

         Upon application of the State of Mississippi, the Court hereby consents to Entry of Nolle Prosequi herein and this cause is dismissed without prejudice as to the above styled defendant.

         ORDERED, this the 17th day of August 2001.

                                    (s) _____________________________________
                                    CIRCUIT COURT JUDGEE

                             CERTIFICATE OF SERVICE
I hereby certify that I have mail/handed, a true and correct copy of the above and foregoing Entry of Nolle Prosequi to: Stephen J. Maggio, Esq.

                                    (s) Keith Miller
                                    DISTRICT ATTORNEY'S OFFICE

CC:      CHERYL, WARRANTS
         PAT SMITH, COURT ADMINISTRATOR